ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77Q1(e)

Exhibit H

John Hancock Funds II

AMENDMENT TO SUBADVISORY AGREEMENT

T. Rowe Price Associates, Inc.

                AMENDMENT made as of this 31st day of December, 2010 to the Subadvisory Agreement dated October 17, 2005, as amended (the “Agreement”), between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the “Adviser”), and T. Rowe Price Associates, Inc., a Maryland Corporation (the “Subadviser”).  In consideration of the mutual covenants contained herein, the parties agree as follows:

1.  CHANGE IN APPENDIX A

                Appendix A of the Agreement, “Compensation of Subadviser,” is hereby amended to add the subadvisory fees for the Capital Appreciation Value Fund and the Large Cap Value Fund (each, a “Portfolio”), new series of John Hancock Funds II (the “Trust”).

2.  SUBADVISORY AGREEMENT

                In all other respects, the Agreement is confirmed and remains in full force and effect.

3.  EFFECTIVE DATE

                This Amendment shall become effective on the later to occur of (i) approval of this amendment by the Trustees of the John Hancock Funds II and (ii) the date of its execution; except that it will become effective with regards to the Large Cap Value Fund on December 31, 2010.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

John Hancock Investment Management Services, LLC

                By: /s/ Andrew Arnott

                       Andrew Arnott

                       Executive Vice President

T. Rowe Price Associates, Inc.

By:         /s/ Fran Pollack-Matz

                  Fran Pollack-Matz

                                  Vice President & Senior Legal Counsel

APPENDIX A

Blue Chip Growth Fund

Equity-Income Fund

Large Cap Value Fund

Mid Value Fund

Real Estate Equity Fund

Science & Technology Fund

Small Company Value Fund

Spectrum Income Fund

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below.  The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio accrued daily at an annual rate as follows (the "Subadviser Fee"):

Portfolio	First $50 million of Aggregate Net Assets*	Between $50 million and $200 million of Aggregate Net Assets*	Between $200 million and $500 million of Aggregate Net Assets*	Between $500 million and $1 billion of Aggregate Net Assets*	Excess Over $1 billion of Aggregate Net Assets*
Blue Chip Growth Fund
Equity-Income Fund
Mid Value Fund
Science & Technology Fund
Small Company Value Fund

Portfolio	First $250 million of Aggregate Net Assets*	Between $250 million and $500 million of Aggregate Net Assets*	Excess Over $500 million of Aggregate Net Assets*
Real Estate Equity Fund

Portfolio	First $250 Million of Aggregate Net Asset*	Excess Over $250 Million of Aggregate Net Assets*
Spectrum Income Fund

Portfolio	First $500 million of Aggregate Net Assets*	Between $500 million and $1 billion of Aggregate Net Assets*	Between $1 billion and $1.5 billion of Aggregate Net Assets*	Between $1.5 billion and $2 billion of Aggregate Net Assets*	Excess Over $2 billion of Aggregate Net Assets*
Large Cap Value........................

#When Aggregate Net Assets exceed $1 billion on any day, the annual rate of subadvisory fee for that day is 0.350% on the first $1 billion of Aggregate Net Assets.

##When Aggregate Net Assets exceed $1 billion on any day, the annual rate of subadvisory fee for that day is 0.350% on the first $1 billion of Aggregate Net Assets.

*The term Aggregate Net Assets for a given day includes the net assets of the Portfolio managed by the Subadviser.  It also includes  the net assets of one or more other portfolios of the Trust, or other portfolios managed by the Subadviser as  indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s).  For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the custodian or fund accountant as of the close of business on the previous business day of the Trust, and the net assets of each other portfolio are determined as of the close of business on the previous business day of that other portfolio.

Trust Portfolio(s)	Other Portfolio(s)
Blue Chip Growth Fund	Blue Chip Growth Trust, a series of John Hancock Trust
Equity-Income Fund	Equity-Income Trust, a series of John Hancock Trust
Large Cap Value Fund	Large Cap Value Trust, a series of John Hancock Trust
Mid Value Fund Real Estate Equity Fund	Mid Value Trust, a series of John Hancock Trust Not Applicable
Science & Technology Fund	Science & Technology Trust, a series of John Hancock Trust
Small Company Value Fund	Small Company Value Trust, a series of John Hancock Trust
Spectrum Income Fund	New Income Trust, a series of John Hancock Trust

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”).  The Applicable Annual Fee Rate is then applied to Portfolio assets as described below.  The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month.  The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio.  The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Capital Appreciation Value Fund

The Subadviser shall serve as subadviser for the Portfolio of the Trust listed below.  The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

If Aggregate Net Assets are less than $500 million, the following fee schedule shall apply:

Portfolio	First $250 million of Aggregate Net Assets*	Excess Over $250 million of Aggregate Net Assets*
Capital Appreciation Value Fund

If Aggregate Net Assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

Portfolio	First $1 billion of Aggregate Net Assets*	Excess Over $1 billion of Aggregate Net Assets*
Capital Appreciation Value Fund

If Aggregate Net Assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

Portfolio	First $500 million of Aggregate Net Assets*	Excess Over $500 million of Aggregate Net Assets*
Capital Appreciation Value Fund

If Aggregate Net Assets equal or exceed $3 billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Capital Appreciation Value Fund

*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust managed by the Subadviser.  It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below managed by the Subadviser, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s).  For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the custodian or fund accountant as of the close of business on the previous business day of the Trust, and the net assets of each other portfolio are determined as of the close of business on the previous business day of that other portfolio.

Trust Portfolio(s)	Other Portfolio(s)
Capital Appreciation Value Fund	Capital Appreciation Value Trust, a series of John Hancock Trust

The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month.  The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder.  Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to the Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.